HITOX
                                  CORPORATION
                                  of America


                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD MAY 7, 1996


     The Annual Meeting of Shareholders of Hitox Corporation of America, a Delaware corporation, will be held at the Sheraton Corpus Christi Bayfront Hotel, 707 N. Shoreline, Corpus Christi, Texas in the Riviera I Room, (entrance level), on Tuesday, May 7, 1996, at 9:00 a.m., local time, for the following purposes:

    1.  To elect a board of six (6) directors.

    2. To ratify the appointment of Ernst & Young LLP as independent auditors for 1996 by the Board of Directors.

    3. To transact such other business as may properly come before the meeting.

    The Board of Directors has established the close of business on March 15, 1996, as the record date for determining shareholders entitled to notice of and to vote at the meeting.


                           BY ORDER OF THE BOARD OF DIRECTORS


                           Elizabeth K. Morgan, Secretary

March 29, 1996


                            YOUR VOTE IS IMPORTANT
                    Even if you plan to attend the meeting,
                    we urge you to mark, sign and date the
                     enclosed proxy and return it promptly
                           in the enclosed envelope.

                         HITOX CORPORATION OF AMERICA
                              418 Peoples Street
                             Post Office Box 2544
                          Corpus Christi, Texas 78403

                           ------------------------
                                PROXY STATEMENT
                           ------------------------

    This Proxy Statement and accompanying proxy is furnished by Hitox Corporation of America (hereinafter the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company to be used at the Annual Meeting of Stockholders to be held on May 7, 1996, at the Sheraton Corpus Christi Bayfront Hotel, 707 N. Shoreline, Corpus Christi, Texas, and at any adjournment thereof. This Proxy Statement and the enclosed proxy were mailed on or about March 29, 1996.

    The Company will bear the cost of soliciting the proxies. In addition to being solicited by mail, proxies may be solicited by personal interview, telephone and telegram by directors, officers and employees of the Company. The Company expects to reimburse brokers or other persons for their reasonable out-of-pocket expenses in forwarding proxy material to the beneficial owner.

    Any proxy may be revoked at any time prior to its exercise by written notice to the Secretary of the Company or by submission of another proxy having a later date. No notice of revocation or later dated proxy, however, will be effective until received by the Company at or prior to the Annual Meeting. Mere attendance at the meeting will not of itself revoke the proxy. Properly executed proxies in the accompanying form, received in due time and not previously revoked, will be voted at the Annual Meeting or any adjournment thereof as specified therein by the person giving the proxy, but if no specification is made, the shares represented by the proxy will be voted in favor of the proposals shown thereon.

    Only stockholders of record at the close of business on March 15, 1996, (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting. There were outstanding at the close of business on the Record Date 3,657,487 shares of the Company's Common Stock, each of which is entitled to vote in person or by proxy. The Common Stock is the only class of capital stock outstanding and entitled to vote at the Annual Meeting. The holders of a majority of the total shares of Common Stock issued and outstanding and entitled to vote at the meeting, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the Meeting. A quorum being present at the Annual Meeting, election of the director nominees requires the affirmative vote of a plurality of the shares present, in person or by proxy, at the Meeting, and approval of Proposal 2 requires the affirmative vote of at least a majority of the shares present, in person or by proxy, at the Meeting. Neither the Company's Certificate of Incorporation nor its By-Laws provide for cumulative voting rights. Abstentions and broker non-votes are each counted to determine the number of shares present at the meeting, and thus, are counted in establishing a quorum. Because the election of directors requires the affirmative vote of a plurality of the shares present and entitled to vote at the Meeting, abstentions and broker non-votes have a neutral effect on the election of directors. However, since abstentions are counted in determining the number of shares voted and the affirmative vote of a majority of the shares present and entitled to vote at the Meeting is required for the approval of Proposals 2 and 3, abstentions will have the effect of a vote against such proposals. Broker non-votes are not counted for any purpose and will have no effect on approval or disapproval of such proposals.

    The Annual Report to Stockholders covering the Company's fiscal year ended December 31, 1995 including audited financial statements, is enclosed herewith, but does not form any part of the material for solicitation of proxies.

                            PRINCIPAL STOCKHOLDERS

    The following table sets forth information with respect to those persons known to the Company who, as of December 31, 1995, own or may be deemed to own beneficially more than five percent of the Common Stock of the Company.

        Name and Address of                 Number of               Percent
         Beneficial Owner          Shares Beneficially Owned(1)    of Class
        -------------------        ----------------------------    --------
    Estate of Stephen C. Clark, Jr.               255,315(2)           7.0%
      c/o The Clark Estates Inc.
      30 Wall Street
      New York, NY 10005

    Residuary Trust u/w of Stephen C. Clark, Jr.  170,000(2)           4.6%
      c/o The Clark Estates Inc.
      30 Wall Street
      New York, NY 10005

    Anne L. Peretz                                577,151(2)(3)       15.8%
      c/o The Clark Estates Inc.
      30 Wall Street
      New York, NY 10005

    Residuary Trust u/w of Susan C. Twining        73,771(2)(4)        2.0%
      c/o The Clark Estates Inc.
      30 Wall Street
      New York, NY 10005

    Jane Forbes Clark II                          283,543(2)           7.8%
      c/o The Clark Estates Inc.
      30 Wall Street
      New York, NY 10005

    Delaware State Employees' Retirement Fund     847,778(5)          17.4%
      Pecks Management Partners, Ltd.
      One Rockefeller Plaza
      New York, NY 10020

    Trust for Defined Benefit Plan                198,622(5)           4.1%
      of ICI American Holdings, Inc.
      Pecks Management Partners, Ltd.
      One Rockefeller Plaza
      New York, NY 10020

    ZENECA Holdings, Inc.                         164,711(5)           3.4%
      Pecks Management Partners, Ltd.
      One Rockefeller Plaza
      New York, NY 10020

    Dimensional Fund Advisors Inc.                 189,100(6)          5.1%
      1299 Ocean Avenue, 11th Floor
      Santa Monica, CA 90401

                           (See following footnotes)

(l) Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended.

(2) The Estate of Stephen C. Clark, Jr., Residuary Trust u/w of Stephen C. Clark, Jr., Mrs. Peretz, Ms. Clark and the Residuary Trust u/w of Susan
     C. Twining may be deemed to be a "group" as that term is used in
     Section 13d-3 of the Securities Exchange Act of 1934, as amended.

(3) Includes 35,428 shares held by the four children of Mrs. Peretz and 15, 500 held by the Peretz Family Investments. Mrs. Peretz disclaims all beneficial ownership in these 50,928 shares.

(4) Includes 9,300 shares held by the two surviving children of Mrs. Twining. The Residuary Trust u/w of Susan C. Twining disclaims all beneficial ownership in these 9,300 shares.

(5) The Delaware State Employees' Retirement Fund, Trust for Defined Benefit Plan of ICI American Holdings, Inc. and ZENECA Holdings, Inc., of which Pecks Management Partners, Ltd. serves as investment manager, may be deemed to be a "group" as that term is used in Section 13d-3 of the Securities Exchange Act of 1934, as amended. The share amounts opposite each entity's name represent a total 1,211,111 shares issuable upon exercise of warrants to purchase 1,111,111 shares of Common Stock issued on February 28, 1995, at an exercise price of $4.50, and warrants to purchase an aggregrate 100,000 shares issued on September 30, 1994, and February 28, 1995, having an exercise price of $2.50 per share. Because Pecks Managment Partners, Ltd. serves as investment manager, it may be deemed to be a beneficial owner of such shares, although it disclaims such beneficial ownership. See "Certain Transactions."

(6) Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 189,100 shares of stock as of December 31, 1995, all of which shares are held in portfolios of DFA Investment Dimensions Group, Inc., a registered open end investment company, or in series of the DFA Investment Trust

     Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors Inc. serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.


                             ELECTION OF DIRECTORS


    The By-Laws of the Company provide that the Board of Directors shall consist of not less than six (6). At the Annual Meeting, six (6) directors are to be elected to the Board of Directors, each to hold office until the 1997 Annual Meeting or until their successor is elected and qualifies. The persons named as proxies in the enclosed proxy card, who have been designated by the Board of Directors, unless otherwise instructed in such proxy, intend to vote the shares represented by the proxy for the election of the nominees listed in the table below for the office of director of the Company. The nominees have been proposed by the Board of Directors. If any such nominee should become unavailable for election, the persons named as proxies intend to vote for such substitute nominee as may be proposed by the Board of Directors, unless otherwise instructed in such proxy. No circumstances are now known, however, that would prevent any of the nominees from serving and the nominees have agreed to serve if elected.

The information appearing below with respect to the business experience during the past five years of each nominee for director, directorships held and age has been furnished by each director as of February 28, 1996. All of the nominees are presently directors of the Company.


                                                                   Director
      Name and Principal Occupation                            Age  Since
     -------------------------------                           ---  -------

ROBERT J. CRESCI                                                52    1992
  Managing Director, Pecks Management Partners, Ltd.
   A director of Bridgeport Machines, Inc.; Serv-Tech, Inc.;
   Vestro Natural Foods, Inc.; Natures Elements, Inc.;
   EIS International, Inc.; Garnet Resources Corp.;
   Sepracor, Inc.; Olympic Financial, Ltd.; GeoWaste, Inc.;
   HarCor Energy, Inc.; Meris Laboratories, Inc. and several private companies.

WILLIAM B. HAYES                                                70    1990
   Chairman of the Board since September 1994.
   Consultant and Investor.

THOMAS A. LANDSHOF                                              56    1994
  President and Chief Executive Officer since August
   1994.  President of Consultants Group from April
   1992 to August, 1994.  Corporate Vice President
   Lilly Industries, Inc. prior to 1990 until
   April 1992.

KEVIN S. MOORE                                                   41    1992
  Vice President and Chief Financial Officer, The Clark
   Estates, Inc.  A director of Ducommun, Inc. and
   Munsingwear, Inc.

MICHAEL A. NICOLAIS                                              70    1982
  Senior Managing Director of Carret & Co., Inc.
   A director of Basin Exploration Co.
   and of Southdown, Inc.

BERNARD A. PAULSON                                               67    1992
  Retired President of Koch Refining Company with over 40 years experience with other companies in the refining and petrochemical industries, including Kerr-McGee Corporation.


    Mr. Cresci was nominated to serve as a director pursuant to a Note Purchase Agreement, dated June 15, 1992, between the Company and holders of the Company's subordinated notes ("Notes"), Delaware State Employees' Retirement Fund, ZENECA Holding, Inc. and Trust for Defined Benefit Plan of ICI American Holdings, Inc. (the "Noteholders"). Pursuant to that agreement, the Company has agreed to use its best efforts to include the Noteholders' designee, Mr. Cresci, on the slate of nominees proposed by the Company for election to the Board of Directors, and to solicit proxies in favor of such designee, together with the other nominees in the Company-sponsored slate. Such obligation will continue so long as the Noteholders hold at least 25% of the original aggregate principal amount of the Notes. Additionally, pursuant to a Voting Agreement among the Noteholders and the Estate of Stephen C. Clark, Jr., Residuary Trust u/w of Stephen C. Clark, Jr., Anne L. Peretz, the Residuary Trust u/w of Susan C. Twining and Jane Forbes Clark II (collectively, the "Clark Estates") that was entered into at the time of the Note Purchase Agreement, the Clark Estates have agreed to vote their shares in favor of the designee of the Noteholders, until the Noteholders cease to own at least an aggregate of 25% of the Notes. The Noteholders have also agreed to vote their shares, if any, in favor of a designee of the Clark Estates (currently Mr. Moore), until the Clark Estates cease to own, in the aggregate, at least 25% of the number of shares owned by them on the date of that agreement.


Directors' Attendance

    During the year ended December 31, 1995, there were four meetings of the
Board of Directors of the Company.   No incumbent director attended fewer
than 75% of the aggregate of all meetings of the Board and of the Committees of the Board on which such director served.

Directors' Compensation

    Non-employee members of the Board of Directors are compensated by the Company for board meetings attended in the amount of $2,500 per quarter and all directors are reimbursed for their reasonable travel expenses incurred in attending meetings of the Board or any Committee or otherwise in connection with their service as a director. Additionally, compensation of $500 is paid to the non-employee directors for each committee meeting attended.

    The 1990 Incentive Plan, approved at the May 18, 1990, Annual Meeting of Shareholders provides that each non-employee director of the Company on the first business date after each Annual Meeting of Shareholders of the Company, beginning with the 1990 Annual Meeting of Shareholders, will automatically be granted a non-qualified option for 2,500 shares of Common Stock under the Plan. Each option so granted to a non-employee director will have an exercise price per share equal to the fair market value of the common stock on the date of grant of such option. Each such option will be fully exercisable at the date of grant and will expire upon the tenth anniversary of the date of grant. On May 17, 1995, Messrs. Cresci, Hayes, Moore, Nicolais, and Paulson were each granted options to purchase 2,500 shares at the per share exercise price of $4.125, none of which were exercised during fiscal 1995.

    Employee directors receive no additional compensation for service on the Board of Directors or on Committees of the Board.


Compliance with Section 16(a) of the Securities Exchange Act of 1934

    Officers, directors and greater than ten-percent stockholders are required by SEC regulations to furnish the Company with copies of all
Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that during the fiscal year ended December 3l, 1995, all filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

Audit Committee

    The Audit Committee held one independent meeting and one meeting in conjunction with the full board during the Company's fiscal year ended December 31, 1995. The Audit Committee reviews the professional services provided by the Company's independent auditors and the independence of such auditors from management of the Company. The Committee also reviews the scope of the examination of the financial statements by the independent auditors, the annual financial statements of the Company and such other matters with respect to accounting, auditing, and financial reporting practices and procedures of the Company. The Committee is composed of two outside Directors of the Company: Messrs. Hayes and Nicolais (Chairman). The non-employee directors on the Committee received compensation only for the first meeting of the year.

    At the May 16, 1995, meeting of the Board of Directors, the Audit Committee recommended management solicit three year comparative bids for future auditing services from other Big 6 firms, as well as, Deloitte & Touche LLP, the Company's present accounting Firm. The Committee recommended to the Board at the September 19, 1995, meeting that the three year bid from Ernst & Young LLP be accepted for auditing services commencing with the year ended December 31, 1995.

Executive Committee

    In June, 1994, the Board of Directors established an Executive Committee. The Committee's primary responsibilities are to review and authorize actions required in the management of the business and affairs of the Company, in instances where it is not practicable to convene the full Board. Members of the Committee are Messrs. Cresci, Hayes, Landshof, and Moore (Chairman).
The Committee met twice in 1995 and non-employee directors received compensation only for the initial meeting.

Compensation and Incentive Plan Committee

    In February, 1995, the Board of Directors combined the responsibilities of the previously established Compensation Committee and Incentive Plan Committee into one. This Committee is composed entirely of disinterested non-employee directors consisting of Messrs. Cresci, Moore (Chairman), and Paulson. The Committee met twice in 1995 and non-employee directors received compensation only for the initial meeting.

    The Committee formulates and presents to the Board of Directors recommendations as to the base salaries for all officers of the Company based upon salary studies of companies of similar size and activity and management recommendations. The Committee specifically reviews, approves, and establishes the compensation for the President and Chief Executive Officer. The Committee is authorized to select persons to receive awards under the 1990 Incentive Plan, to determine the terms and provisions of the awards, if any, the amount of the awards, and otherwise administer the Plan to the full extent provided in the Plan. Except for the automatic annual grants to non-employee directors described under "Directors' Compensation", none of the members of the Committee are eligible to receive grants under the 1990 Incentive Plan.

                            EXECUTIVE COMPENSATION


    The following table sets forth information concerning cash compensation paid by the Company to the President and Chief Executive Officer of the Company for the year ended December 31, 1995

                              Annual Compensation
                                                           Long Term
                                                           Compenstion         All Other
Principal Position      Year       Salary        Bonus     Options/SARs(3)    Compensation(4)
------------------      ----       ------        ------    ---------------    ---------------
Thomas A. Landshof      1995      $129,087     $21,785(2)     150,000              $19,880
   President and CEO    1994(1)    $49,520         -0-            -0-               $9,136

(1) Mr. Landshof joined the Company as President and Chief Executive Officer in August, 1994.
(2)   $6,785 earned in fiscal year; deferred to 1996.
(3) In February 1995, Mr. Landshof was granted 150,000 options under the 1990 Incentive
      Plan at an exercise price of $2.625 exercisable over three years at 75,000 options, 37,500 options and 37,500 options respectively.
(4)   Reimbursement for relocation and temporary living expenses.


    The following table sets forth information regarding option grants to the Chief Executive Officer in 1995. No SARs were granted.

                     Option/SAR Grants in Last Fiscal Year

                          Number of             % of Total
                          Securities            Options/SARs
                          Underlying            Granted to         Exercise or
                          Options/SARs          Employees in       base price      Expiration
       Name               Granted (#)           Fiscal Year        ($/Share)          Date
       ----               ------------          --------------     ------------    ----------
Thomas A. Landshof          150,000                 37.8              $2.625        02/28/05

    The following table sets forth information concerning the exercise of options by the Chief Executive Officer of the Company for the year ended December 31, 1995.

              Aggregated Option/SAR Exercises in Last Fiscal Year
                         and FY-End Option/SAR Values

                                                      Number of Unexercised    Value of Unexercised
                                                      Options/SARs at FY-      In-the-Money Options/
                     Shares Acquired     Value        End (#) Exercisable/     SARs at FY-End ($)
                      or Exercised      Realized      Unexercisable            Exercisable/Unexercisable
                     ---------------    --------     ---------------------     -------------------------
Thomas A. Landshof         0               0             75,000 / 75,000         $257,850 / 257,850 (1)

(1) Value is stated based on the closing price of $3.438 per share of the Company's Common Stock on Nasdaq SmallCap Market on December 29, 1995.


Security Ownership of Management

    The following table sets forth the number of shares of the Company's Common Stock beneficially owned by each director and nominee for director and all directors and executive officers of the Company as a group as of December 31, 1995.

                                                     Amount
                                                     Beneficially                Percent
           Name of Individual or Group               Owned    (1)                of Class
           ----------------------------              -------------               --------
Robert J. Cresci                                     1,220,486(2)(3)              25.0%
William B. Hayes                                        66,200(4)                  1.8%
Thomas A. Landshof                                      79,400(5)                  2.1%
Kevin S. Moore                                       1,369,780(6)(7)              37.3%
Michael A. Nicolais                                     25,000(8)          less than 1%
Bernard A. Paulson                                      10,000(7)          less than 1%
All directors and executive officers as a group
(8 persons)                                          2,784,891(9)                 54.9%

(1) Unless otherwise indicated, each person has sole voting and investment power over the shares indicated.

(2) Includes 847,778 shares issuable upon the exercise of warrants held by Delaware State Employees' Retirement Fund, 198,622 shares issuable upon the exercise of warrants held by Trust for Defined Benefit Plan of ICI American Holdings, Inc., and 164,711 shares issuable upon the exercise of warrants held by ZENECA Holdings, Inc., of which Mr. Cresci exercises sole voting power as Managing Director of Pecks Management Partners, Ltd.

(3) Includes options to acquire 9,375 shares that are exercisable at or within sixty days of the Record Date.

(4) Includes 65,000 shares that are subject to stock options that are exercisable at or within sixty days of the Record Date, and 1,200 shares held by the Veola P. Hayes Living Trust of which Mr. Hayes is a co-trustee with shared voting power with his spouse.

(5) Includes 75,000 shares that are subject to stock options that are exercisable at or within sixty days of the Record Date.

(6) Includes 1,359,780 shares held by the Estate of Stephen C. Clark, Jr., the Residuary Trust u/w of Stephen C. Clark, Jr., Anne L. Peretz, Jane Forbes Clark II and the Residuary Trust u/w of Susan C. Twining that may be deemed to be beneficially owned by Mr. Moore in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended. Also included are: 35,428 shares held by the four children of Anne L. Peretz, and 15,500 shares held by Peretz Family Investments over which Mr. Moore exercises authority pursuant to power of attorney and 9,300 shares held by the two children of the late Mrs. Susan C. Twining. Mr.

     Moore disclaims all beneficial ownership in these 1,359,780 shares. Mr. Moore is Vice President and Chief Financial Officer of The Clark Estates, Inc., an entity that acts on behalf of the Estate of Stephen C. Clark, Jr. Residuary Trust u/w of Stephen C. Clark, Jr., Mrs. Peretz, Ms. Clark and the Residuary Trust u/w of Susan C. Twining with respect to such shares.

(7) Includes 10,000 shares that are subject to stock options that are exercisable at or within sixty days of the Record Date.

(8) Includes 15,000 shares that are subject to stock options that are exercisable at or within sixty days of the Record Date.

(9) Includes 196,275 shares which officers and directors as a group have the right to acquire pursuant to stock options and 1,211,111 shares that the entities named in number (2) above have the right to acquire pursuant to warrants which are exercisable at or within sixty days of the Record Date.

                             CERTAIN TRANSACTIONS

    On June 15, 1992, the Company completed a Note Purchase Agreement in which the Company authorized the issuance and delivery of convertible subordinated notes in an aggregrate amount of up to $8.5 million. The
Company sold a principal amount of $5 million of such Notes to a group of investors consisting of the Delaware State Employee's Retirement Fund, the Trust for Defined Benefit Plan of ICI American Holdings, Inc. and ZENECA Holdings, Inc. The Notes were convertible into shares of the Company's
Common Stock at a conversion price of $9.00 per share or 555,555 shares and, subject to an adjusted conversion price of $7.50 and $6.00, if 1994 and 1995 earnings targets were not met. The Company was in default under certain of its loan covenants with its senior lending bank for the four quarters of 1994. Because of such defaults, the Company was also in default of the Note Purchase Agreement. At December 31, 1993, the Company was also in default under certain covenants contained in the Note Purchase Agreement.

    On September 30, 1994, the Company and the holders of the Notes entered into an amendment of the Note Purchase Agreement pursuant to which such holders agreed that upon an event of default under the Company's senior debt, the Company could be prevented by its senior lender from making any payments in respect of the Notes. The Company was in default on its senior debt from June 1, 1994, until February 15, 1995. No payments had been made on the Notes since December, 1993, by reason of the subordination provisions of the Note Agreement, which precludes payment during a senior debt default. In consideration for such amendment by the holders of the Notes, as of September 30, 1994, the Company issued to such holders warrants to purchase 50,000 shares of the Company's Common Stock at an exercise price of $2.50 per share. During 1995, the Company made past due interest payments to the holders of the Notes which were due June 15, 1994 and December 15, 1994 in the amount of $262,500 each, plus interest.

    On February 28, 1995, the Company and the holders of the Notes agreed to an additional amendment of the Note Purchase Agreement. In consideration for such amendment by the holders of the Notes, the Company issued to such holders warrants to purchase an aggregrate 50,000 shares of the Company's Common Stock at an exercise price of $2.50 per share. This amendment provided for, among other things, (i) a waiver of defaults under the Note Purchase Agreement through December 31, 1996, (ii) the adjustment of certain financial covenants,
(iii) allowing the Company to prepay the Notes, in whole or in part, at any time without penalty, and (iv) a delay of repayments of principal from September, 1996, to September, 1997, and the extension of the maturity date from 1998 to 1999. The amendment also removed the conversion privilege of the Notes. The conversion feature is replaced with warrants to purchase 1,111,111 shares of Common Stock (which is the number of shares into which the Notes would have been convertible assuming a conversion price of $4.50) at an exercise price of $4.50. The warrants will expire one year after the maturity date of the Notes.

                         RATIFICATION OF APPOINTMENT OF
                    INDEPENDENT PUBLIC ACCOUNTANTS FOR THE
                         YEAR ENDED DECEMBER 31, 1996


    Upon the recommendation of the Audit Committee, the Board of Directors has approved the retention of Ernst & Young LLP, certified public accountants, to serve as independent auditors to audit the accounts of the Company for the year ending December 31, 1996, subject to ratification of such approval by the Company's stockholders.

     Representatives of Ernst & Young LLP will be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and to respond to appropriate questions.


                                OTHER BUSINESS


    Proposals of shareholders intended to be presented at the Annual Meeting to be held in May, 1997 must be received by the Secretary of the Company at its principal executive offices for inclusion in the proxy statement and form of proxy relating to that meeting no later than December 9, 1996.